EXHIBIT 10(c)

SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of July 21, 2000 by and among CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the subsidiaries of the Company party hereto (the Company and its subsidiaries are collectively referred to as the “Loan Parties”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Bank”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its individual capacity “LaSalle”), as agent for the Banks (the “Agent”), and BANK ONE MICHIGAN , as co-agent for the Banks (the “Co-Agent”).

        WHEREAS, the Loan Parties, Agent and Co-Agent have entered into that certain Credit Agreement dated as of February 29, 2000, as amended by that certain First Amendment to Credit Agreement dated as of June 20, 2000 (collectively, the “Agreement”); and

        WHEREAS, the Loan Parties, Agent and Co-Agent wish to amend the Agreement to (i) consent to the assumption by the Company of $30,000,000 of subordinated debt payable to William Blair Mezzanine Capital Fund III, L.P., and (ii) modify certain provisions of the Credit Agreement in connection therewith.

        NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Agreement, the parties hereto hereby agree as follows:

        1.        Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

        2.        Amendment of the Agreement. The Agreement is hereby amended as follows:

(i) The definition of the terms “Debt Service Coverage Ratio” and “Subordinated Debt” appearing in Section 1.1 of the Agreement are hereby amended and restated to read as follows:

Debt Service Coverage Ratio shall mean, as of any date of determination, the ratio of (i) quarterly EBITDA as determined in accordance with GAAP to (ii) quarterly principal and interest payments on all indebtedness.

Subordinated Debt means (i) each of the Seller Notes, (ii) the William Blair Subordinated Debt and (iii) any other unsecured Debt of the Loan Parties which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Banks.

(ii) The definition of the terms “Total Leverage Ratio” and “William Blair Subordinated Debt” are hereby added to Section 1.1 of the Agreement to read as follows:

Total Leverage Ratio shall mean as of the last day of any month, the ratio of (i) Debt as of such day to (ii) Rolling Twelve Month EBITDA for the month ending on such day.

William Blair Subordinated Debt means the $30,000,000 of Subordinated Debt owing by the Company to William Blair Mezzanine Capital Fund III, L.P., a Delaware limited partnership (“WBMCF”), pursuant to the terms of that certain Senior Subordinated Loan Agreement dated as of July 21, 2000 between the Company and WBMCF.

(iii) Section 9.14 of the Agreement is hereby amended and restated to read as follows:

9.14 Solvency, etc. Immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) each Loan Party’s assets will exceed its liabilities and (b) each Loan Party will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted; provided, however, that in making the determinations set forth above, each Loan Party shall consider any and all indebtedness to or from another Loan Party as equity.

(iv) A new Section 10.1.11 is hereby added to the Agreement to read as follows:

10.1.11 Significant Customers. Promptly (and in any event within five (5) days) after becoming aware thereof, any notice or indication (i) that any Significant Customer (as defined below) intends to terminate, significantly reduce or otherwise alter in an adverse manner its relationship with a Loan Party, or (ii) of the termination or potential termination of any other material contract, lease or relationship with any Significant Suppliers (as defined below). For purposes of this Agreement: (x) “Significant Customer” shall mean any of the five (5) largest customers of a Loan Party, measured in terms of sales volume in dollars for the immediately preceding then-applicable fiscal year and (y) “Significant Supplier” shall mean any of the top five (5) largest suppliers of a Loan Party measured in terms of sales volume in dollars for the immediately preceding then-applicable fiscal year.

(v) Section 10.6.3 of Agreement is amended and restated to read as follows:

10.6.3 Tangible Net Worth. Not permit the Tangible Net Worth to be less than the amounts set forth below at any time for the periods set forth below:

                     Period                                       Tangible Net Worth
    Closing Date - July 31, 2000                                      $1,500,000
    August 1, 2000 - November 30, 2000                               $27,000,000
    December 1, 2000 - December 31, 2001                             $28,000,000
    January 1, 2002 and thereafter                                   $30,000,000

(vi) Section 10.6.5 of the Agreement is amended and restated to read as follows:

10.6.5 Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed three and one-half percent (3.5%) of the Loan Parties’ revenues (as determined on a consolidated basis) in any fiscal year on a rolling twelve month basis, taking into account the month just ended and the prior eleven months.

(vii) A new Section 10.6.6 is hereby added to the Agreement to read as follows:

(c) Total Leverage Ratio. The Loan Parties shall not permit the Total Leverage Ratio as of the last day of each month from and after Lender's receipt of the financial statements for the year ended December 31, 2000 to exceed 5:1.

        3.        Consent to William Blair Subordinated Debt and Use of Proceeds. Agent and the Banks hereby consent to the assumption of the William Blair Subordinated Debt by the Company and waive any Event of Default which would be caused by such debt; provided, however, that a portion of the proceeds of the William Blair Subordinated Debt are utilized to pay (i) the full amount of principal and interest outstanding under the Term Loan B Commitment, (ii) the full amount of principal and interest outstanding under the Revolving Credit Commitment, (iii) an amount not to exceed $3,000,000 to Drake Products Corporation in connection with the payment of a portion of that certain Subordinated Promissory Note dated February 1, 2000 payable by the Company and Clarion Drake Acquisition, Inc. to Drake Products Corporation and (iv) to pay the cash portion of the purchase price in connection with acquisition by the Company of certain assets of Small Parts - NAPCO, L.L.C. (“Small Parts”) pursuant to the terms of that certain Asset Purchase Agreement (the “Small Parts Acquisition”) among Small Parts, the Company and Small Parts, Inc. (the “Application of Proceeds”). In addition, the Agent and Banks hereby (i) consent to the Application of Proceeds as described above and waive any Event of Default caused by such Application of Proceeds to the extent it is contrary to the terms of Section 6 of the Agreement and (ii) consent to the Small Parts Acquisition and waive any Event of Default caused by the purchase of such assets. As a condition of such consent, the Loan Parties hereby agree to deliver to Agent certified copies of (i) all subordinated debt documents executed in connection with the William Blair Subordinated Debt and (ii) all operative documentation executed in connection with the Small Parts Acquisition within ten (10) days of the date hereof.

        4.        Representations and Warranties. The representations and warranties set forth in Section 9 and all covenants set forth in Section 10 of the Agreement shall be deemed remade and affirmed as of the date hereof by each Loan Party, except that any and all references to the Agreement in such representations, warranties and covenants shall be deemed to include this Amendment.

        5.        Fees and Expenses. The Loan Parties shall pay or reimburse Agent for all costs, fees, and expenses incurred by Agent, or for which Agent becomes obligated, in connection with the negotiation, preparation, and closing of this Amendment and the William Blair Subordinated Debt, together with all reasonable attorneys’ fees and expenses of Agent’s counsel, search fees and taxes payable in connection with this Amendment and the William Blair Subordinated Debt.

        6.        Effectuation. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

        7.        Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Credit Agreement and the Other Agreements shall remain in full force and effect and are hereby confirmed and ratified in all respects.

        8.        Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

        9.        Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

[SIGNATURE PAGES FOLLOW]

(Signature Page to Second Amendment to Credit Agreement)

Delivered at Chicago, Illinois, as of the day and year first above written.

LASALLE BANK NATIONAL ASSOCIATION, for itself and as Agent

By:  /s/ Bernard LaCayo
Its:     Assistant Vice President

BANK ONE MICHIGAN, for itself and as Co-Agent

By:  /s/ Kevin Paul
Its:        First Vice President

COMERICA BANK, a Michigan banking corporation, as a Bank

By:  /s/ Thomas Schmidt
Its:            Vice President

CLARION TECHNOLOGIES, INC.

By:  /s/ David W. Selvius
Its:            CFO

CLARION PLASTICS TECHNOLOGIES, INC.

By:  /s/ David W. Selvius
Its:            CFO

CLARION REAL ESTATE, LLC

By:  /s/ David W. Selvius
Its:            CFO

DOUBLE "J" MOLDING, INC.

By:  /s/ David W. Selvius
Its: CFO

CLARION-DRAKE ACQUISITION, INC.

By:  /s/ David W. Selvius
Its:            CFO

MITO PLASTICS, INC.

By:  /s/ David W. Selvius
Its:            CFO

WAMAR PRODUCTS, INC.

By:  /s/ David W. Selvius
Its:            CFO

WAMAR TOOL & MACHINE CO.

By:  /s/ David W. Selvius
Its: CFO